Exhibit 99.1

February 8, 2021

Liberty Broadband Corporation Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2020 on Friday, February 26th at 11:15 a.m. (E.S.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Liberty Broadband Corporation and Liberty TripAdvisor Holdings, Inc. During the call, Mr. Maffei may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call GlobalMeet at (888) 204-4368 or +1 (323) 994-2093, passcode 5840623, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Broadband Corporation website at www.libertybroadband.com/events to register for the web cast. Replays of the call will also be available on the Liberty Broadband Corporation website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter Communications and its subsidiaries: Skyhook and GCI. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation